Exhibit 99.1

BUCHBINDER

Demetrius LLC

A Division of Buchbinder Tunick & Company LLP

June 17, 2016

Ronald A. Durando, CEO

mPhase Technologies, Inc.

777 Passaic Avenue

Clifton, NJ 07012

Dear Mr. Durando:

This is to confirm that the client-auditor relationship between mPhase Technologies, Inc. (Commission File Number (000-30202) and Buchbinder Tunick & Company, LLP ceased effective June 17, 2016.

The Company was unable to satisfy its prior outstanding fee balances.

Sincerely,

/s/ Buchbinder Tunick & Company, LLP
Buchbinder Tunick & Company, LLP

CC:	Office of the Chief Accountant

SECPSLetter@sec.gov

Via:	E Mail Ronald A. Durando, CEO

c/o mPhase Technologies, Inc.

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